UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 7, 2007 (March 1, 2007)
The Scotts Miracle-Gro Company
(Exact name of registrant as specified in its charter)

Ohio	1-13292	31-1414921

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
14111 Scottslawn Road, Marysville, Ohio 43041

(Address of principal executive offices) (Zip Code)
(937) 644-0011

(Registrant’s telephone number, including area code)
Not applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers.
and
Item 8.01. Other Events.
     On March 1, 2007, the Compensation and Organization Committee of the Board of Directors of The Scotts Miracle-Gro Company (the “Registrant”) approved adjustments to outstanding stock option awards and awards of stock appreciation rights (“SARs”) as well as outstanding director stock units attributable to annual retainer deferrals under the Registrant’s equity-based compensation plans in connection with the special dividend of $8.00 per share of the Registrant payable (and paid) on March 5, 2007 to shareholders of record at the close of business on February 26, 2007.
     The exercise prices of the stock options and SARs were adjusted to maintain the same ratio of exercise price to fair market value of the underlying common shares before and after the adjustment. Fair market value for purposes of adjusting the exercise price of stock options and SARs was established by comparing the volume weighted average share price of the Registrant’s common shares measured on February 21, 2007, the day before the ex-dividend date ($56.88), with the volume weighted average share price of the Registrant’s common shares measured on February 22, 2007, the ex-dividend date ($47.82). The number of stock options or SARs subject to each award was increased as necessary to ensure the value of the award was the same before and after the adjustment.
     The number of director stock units subject to each deferral was adjusted to maintain the same deferral value before and after the adjustment. Deferral value was established by comparing the volume weighted average share price of the Registrant’s common shares measured on February 21, 2007, with the volume weighted average share price of the Registrant’s common shares measured on February 22, 2007. The number of director stock units subject to each deferral was increased as necessary to ensure the deferral value was the same before and after the adjustment.
     Changes in the beneficial ownership of stock options and SARs by each executive officer of the Registrant, as appropriate, and of stock options and director stock units, as appropriate, by each director of the Registrant, resulting from the adjustment described above were reflected on each such individual’s respective Form 4 filed with the SEC on March 5, 2007.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SCOTTS MIRACLE-GRO COMPANY

Dated: March 7, 2007	By:	/s/ David M. Aronowitz

Printed Name: David M. Aronowitz Title: Executive Vice President, General Counsel and Corporate Secretary